                                                                    EXHIBIT 99.3

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.

             STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                          December 31, 1998 and 1997

                                                                 1998                   1997
                                                             -----------            -----------
Investments                                                  $17,792,839            $17,880,896

Participant notes receivable                                   1,799,898              1,738,150
Contributions receivable and other                               417,065                818,567
                                                             -----------            -----------
     Total assets                                             20,009,802             20,437,613
                                                             -----------            -----------

Less:
Benefits payable                                               1,129,730              2,939,703
Due to related trust                                              31,980                 42,273
                                                             -----------            -----------
     Total liabilities                                         1,161,710              2,981,976
                                                             -----------            -----------

     Net assets available for plan benefits                  $18,848,092            $17,455,637
                                                             ===========            ===========


      See accompanying notes and report of independent public accountants.

                         SAVINGS PLAN FOR EMPLOYEES OF
                       FFE TRANSPORTATION SERVICES, INC.

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                 Years Ended December 31, 1998, 1997 and 1996

                                                     1998               1997                1996
                                                 -----------        ------------         -----------
Investment income:
  Dividend income                                $   283,865        $    224,304         $   210,363
  Interest income                                    164,271             137,212             142,252
                                                 -----------        ------------         -----------
     Net investment income                           448,136             361,516             352,615

Realized (loss) gain                                 (52,022)            455,433             330,317
Net unrealized depreciation
 in market value of investments                   (2,163,017)           (948,741)           (391,095)

Employee contributions                             1,886,367           1,621,793           1,531,707
Employer contributions                             1,092,765           1,496,274           1,653,869
                                                 -----------        ------------         -----------

  Total additions                                  1,212,229           2,986,275           3,477,413

Increase (decrease) in fair market value
 of plan benefits payable to participants            180,226          (3,423,221)           (883,340)
                                                 -----------        ------------         -----------

  Net increase (decrease)                          1,392,455            (436,946)          2,594,073

Net assets available for plan benefits at
 beginning of year                                17,455,637          17,892,583          15,298,510
                                                 -----------        ------------         -----------

Net assets available for plan benefits at
 end of year                                     $18,848,092        $ 17,455,637         $17,892,583
                                                 ===========        ============         ===========


     See accompanying notes and report of independent public accountants.

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               December 31, 1998

1.   Description of the Plan
     -----------------------

     The Savings Plan for Employees of Frozen Food Express Industries, Inc. (the "Savings Plan") is a defined contribution plan covering substantially all employees of Frozen Food Express Industries, Inc. (the "Employer" or "FFEX") and its wholly owned subsidiaries. The Savings Plan is designed to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and to allow employees the option of investing in common stock of the Employer or in other investment funds designated by the Savings Plan committee. Participants should refer to the Savings Plan agreement for a more complete description of the Savings Plan's provisions.

     Contributions - Participants may elect to contribute to the Savings Plan
     -------------
     through periodic payroll deductions, subject to limits defined by the Savings Plan. Employee contributions, excluding rollovers, amounted to $1,848,504, $1,619,485, and $1,307,776 in 1998, 1997, and 1996,
     respectively. In addition, the Employer contributes to the Savings Plan on a quarterly basis amounts subject to limits defined by the Savings Plan.

     Eligibility - Employees become eligible for participation in the Savings
     -----------
     Plan as of the first entry date, as defined, concurrent with or next following the employees' completion of one-half year of service as defined by the Savings Plan.

     Participants' accounts - Each participant account is credited with the
     ----------------------
     participant's contributions and an allocation of (a) the Employer's contributions, (b) plan earnings, and (c) forfeitures of terminated participants' non-vested accounts. Allocations of plan earnings are based on participants' account balances, allocation of employer's contributions are based on participants' quarterly contributions, and allocations of forfeitures are based on the participants' annual compensation.

     Participants' Notes Receivable - Participants may borrow from their fund
     ------------------------------
     accounts an amount not to exceed the lesser of $50,000 or 50% of the participant's vested account balance. Loan transactions are treated as a transfer to (from) the investment fund and from (to) Participant Notes Receivable. Loan terms range from one to five years or up to ten years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a reasonable rate as determined by the Savings Committee. The interest rates charged for loans in 1998 and 1997 ranged from 8.75% to 9.50%. Principal and interest payments are due in substantially level amortized payments payable not less than quarterly through payroll deductions.

     Vesting - Upon termination of employment, participants are entitled to
     -------
     receive 100% of their contributions and any earnings thereon. Participants' benefits from employer contributions begin to vest subsequent to completion of three years of credited service and vest 100% at completion of seven years of credited service as defined by the Savings Plan.

     Investment options -During each of the three years ending 12/31/98,
     ------------------
     participants could direct employee contributions in any of four investment options.

          Avesta Trust Income Fund - The fund invests in a diversified mix of primarily fixed income securities with a portion of the portfolio invested in equities and money market assets.

          Avesta Trust, Core Equity Fund - The fund invests in a diversified group of common stocks of large well established companies.

          Avesta Trust Money Market - The fund invests primarily in short-term U.S. Government, federal agency and instrumentality, securities, certificates of deposit, commercial paper, bankers' acceptances and repurchase agreements.

          Frozen Food Express Industries, Inc. Common Stock - Funds that are invested in the common stock of Frozen Food Express Industries, Inc.

     Administration - The Savings Plan is administered by a committee appointed
     --------------
     by the Board of Directors of the Employer. Administrative expenses not paid by FFEX are paid by the Savings Plan.

     Termination of the Plan - While the Employer has not expressed any intent
     -----------------------
     to discontinue its contributions, it is free to discontinue contributions and may terminate the Savings Plan at any time. If terminated, net assets of the Savings Plan would be distributed to participants and beneficiaries as prescribed by the terms of the Savings Plan, in accordance with ERISA. Upon termination of the Savings Plan, participants' accounts become 100% vested.

     Tax status - The United States Treasury Department has advised that the
     ----------
     Savings Plan constitutes a qualified trust under Section 401(a) of the Internal Revenue Code (the "Code") and is therefore exempt from federal income tax under provisions of Section 501(a) of the Code. Participant contributions, employer contributions, and earnings from the Savings Plan are not includable in the participant's taxable income until such amounts are distributed to the participant or to the participant's beneficiary.

2.   Subsequent Event
     ----------------

In order to increase participation by eligible employees in the Savings Plan, a number of changes have occurred since the date of the financial statements. The Savings Plan has been amended and restated to reflect these changes, which became effective on June 28, 1999.


The name of the plan has been changed to the Frozen Food Express Industries, Inc. 401(k) Savings Plan. Pursuant to the restated and amended Savings Plan, participants may direct that employer as well as employee contributions be allocated among the following nine investment options:

     Stable Value Fund - The fund invests in assets whose principal value remains stable regardless of stock and bond market fluctuations. The Savings Plan committee has selected the Schwab Institutional Advantage Money Fund as the investment vehicle for this fund.

     Intermediate Bond Fund - The fund invests in fixed-income securities including corporate bonds, U. S. government securities, mortgage-related securities, and money-market instruments. The Savings Plan committee has selected the PIMCO Total Return Institutional Fund as the investment vehicle for this fund.

     Mixed Investment Fund - The fund may invest a large portion of its assets in common stock and convertible securities. Prospective dividends and
     earnings are major considerations in these purcahses.   The Savings Plan
     committee has selected the Janus Balanced Fund as the investment vehicle for this fund.

     Stock Index Fund - The fund attempts to replicate the aggregate return and risk of the Standard & Poor's 500 index. The fund will purchase all, or a representative sample of all of the stocks held in the S&P 500 index.
     The Savings Plan committee has selected the Schwab S&P 500 Index Fund as the investment vehicle for this fund.

     Basic Stock Fund - The fund seeks capital appreciation by investing primarily in securities that are expected to grow at an above-average rate. The Savings Plan committee has selected the Schwab S&P 500 Index Fund as the investment vehicle for this fund. The Savings Plan committee has selected the MFS Massachusetts Investment Trust Fund-Class A as the investment vehicle for this fund

     Growth Stock Fund - The fund invests primarily in common stocks and favors securities of companies expected to benefit from special factors or trends. The Savings Plan committee has selected the Dreyfus Appreciation Fund as the investment vehicle for this fund.

     Small Cap Stock Fund - The fund seeks capital growth by investing in small-sized companies that are currently considered undervalued or demonstrate growth in earnings and revenue. The Savings Plan committee has selected the Baron Asset Fund as the investment vehicle for this fund.

          International Stock Fund -The fund invests primarily in stocks and debt securities of companies and governments outside the United States. The Savings Plan committee has selected the BT Investment International Equity Fund as the investment vehicle for this fund

          Frozen Food Express Industries, Inc. Common Stock - Funds that are invested in the common stock of Frozen Food Express Industries, Inc.

The amended and restated Savings Plan also provides that Employer Contributions will be made in cash and will be equal to each participant's contributions limited to four percent of such participant's qualified payroll. Employer contributions will be made on a quarterly basis and will be reduced by an amount equal to the amount of forfeitures due to participant terminations in the preceding quarter. Beginning with the third quarter of calendar 1999, participants may elect to reallocate up to 20% of the employee and vested employer accounts among the above listed investment alternatives. Additional 20% reallocations may be made on each subsequent anniversary date of the participant's employment.

Concurrently with the adoption of the amended and restated Savings Plan, the Charles Schwab Trust Company was named Trustee of the Savings Plan.

3.   Summary of significant accounting policies
     ------------------------------------------

     Basis of accounting - The financial statements of the Savings Plan are
     -------------------
     under the accrual method of accounting.

     Accounting estimates - The preparation of financial statements in
     --------------------
     conformity with generally accepted accounting principles requires the Savings Plan Committee to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual outcomes may vary from these estimates.

     Valuation of investments - Investments in FFEX common stock and other
     ------------------------
     investment funds are valued based on the quoted market price on the last day of the year. The change in the difference between current market value and cost of the investment is reflected in the statement of changes in net assets available for plan benefits by investment fund as net unrealized appreciation or depreciation in market value of investments.

3.   Investments and cumulative unrealized appreciation in market value of
     ---------------------------------------------------------------------
     investments
     -----------

     Investments are held by the plan trustee and are invested under a discretionary trust agreement. The following represents the cost, fair value, and cumulative unrealized appreciation of investments at December 31, 1998, 1997, and 1996.

                                                             As of December 31, 1998
                                ----------------------------------------------------------------------------------
                                   Number of                                                        Cumulative
                                 Participating     Shares/                           Fair           Unrealized
                                   Employees        Units           Cost             Value         Appreciation
                                ---------------  ------------  ---------------  ---------------  -----------------
     FFEX common stock               2,408         $2,104,742      $13,820,845      $15,651,641         $1,830,796

     AVESTA Trust Money
      Market Fund                      170            619,880          619,880          619,880                 --

     AVESTA Trust Core
      Equity Income Fund               219             45,649          930,101        1,210,609            280,508

     AVESTA Trust
      Income Fund                      151             15,179          288,974          310,709             21,735
                                                                   -----------      -----------         ----------
                                                                   $15,794,085      $17,792,839         $2,133,039
                                                                   ===========      ===========         ==========

3.   Investments and cumulative unrealized appreciation in market value of
     ---------------------------------------------------------------------
     investments (Continued)
     -----------

                                                             As of December 31, 1997
                                ----------------------------------------------------------------------------------
                                   Number of                                                        Cumulative
                                 Participating     Shares/                           Fair           Unrealized
                                   Employees        Units           Cost             Value         Appreciation
                                ---------------  ------------  ---------------  ---------------  -----------------
     FFEX common stock                 2,070        1,922,426      $12,572,458      $16,599,330         $4,026,872

     AVESTA Trust Money
      Market Fund                        153          494,677          494,677          494,677                 --

     AVESTA Trust
      Equity Income Fund                 160           26,902          462,615          571,666            109,051

     AVESTA Trust
      Income Fund                        111           10,665          189,374          215,223             25,849
                                                                   -----------      -----------         ----------
                                                                   $13,719,124      $17,880,896         $4,161,772
                                                                   ===========      ===========         ==========

3.   Investments and cumulative unrealized appreciation in market value of
     ---------------------------------------------------------------------
     investments (Continued)
     -----------

                                                             As of December 31, 1996
                                ----------------------------------------------------------------------------------
                                   Number of                                                        Cumulative
                                 Participating     Shares/                           Fair           Unrealized
                                   Employees        Units           Cost             Value         Appreciation
                                ---------------  ------------  ---------------  ---------------  -----------------
     FFEX common stock                 2,219        1,811,750      $11,230,013      $16,305,751         $5,075,738

     AVESTA Trust Money
      Market Fund                        148          526,141          526,141          526,141                 --

     AVESTA Trust Core
      Equity Income Fund                 151           19,888          303,894          316,961             13,067

     AVESTA Trust
      Income Fund                        110           11,797          197,243          218,950             21,707
                                                                   -----------      -----------         ----------
                                                                   $12,257,291      $17,367,803         $5,110,512
                                                                   ===========      ===========         ==========

4.   Statement of net assets available for plan benefits by investment fund
     ----------------------------------------------------------------------

     As of December 31, 1998:

                                                                 Core
                                  FFEX            Money         Equity                      Participants'
                                 Common          Market         Income         Income           Notes
                                 Stock            Fund           Fund           Fund         Receivable           Total
                            ----------------  -------------  -------------  ------------  -----------------  ----------------
     Investments                 $15,651,641       $619,880     $1,210,609      $310,709         $       --       $17,792,839

     Participant's
      notes receivable                    --             --             --            --          1,799,898         1,799,898

     Contributions
      Receivable                     417,065             --             --            --                 --           417,065
                                 -----------       --------     ----------      --------         ----------       -----------

        Total Assets              16,068,706        619,880      1,210,609       310,709          1,799,898        20,009,802
                                 -----------       --------     ----------      --------         ----------       -----------

     Due to related
      Trust                           31,980             --             --            --                 --            31,980

     Benefits payable              1,033,801         33,524         47,035        15,370                 --         1,129,730
                                 -----------       --------     ----------      --------         ----------       -----------

        Total
        Liabilities                1,065,781         33,524          7,035        15,370                 --         1,161,710
                                 -----------       --------     ----------      --------         ----------       -----------

     Net assets
      Available for
      plan benefits              $15,002,925       $586,356     $1,163,574      $295,339         $1,799,898       $18,848,092
                                 ===========       ========     ==========      ========         ==========       ===========

4.   Statement of net assets available for plan benefits by investment fund
     ----------------------------------------------------------------------

     As of December 31, 1997:

                                                                 Core
                                  FFEX            Money         Equity                      Participants'
                              Common Stock        Market        Income         Income           Notes
                                and Cash           Fund          Fund           Fund         Receivable           Total
                            -----------------  ------------  -------------  ------------  -----------------  ----------------
     Investments                  $16,599,330      $494,677       $571,666      $215,223         $       --       $17,880,896

     Participant's
      notes receivable                     --            --             --            --          1,738,150         1,738,150

     Contributions
      Receivable                      818,567            --             --            --                 --           818,567
                                  -----------      --------       --------      --------         ----------       -----------

        Total Assets               17,417,897       494,677        571,666       215,223          1,738,150        20,437,613
                                  -----------      --------       --------      --------         ----------       -----------

     Due to related
      Trust                            42,273            --             --            --                 --            42,273

     Benefits payable               2,851,144        16,426         38,800        33,333                 --         2,939,703
                                  -----------      --------       --------      --------         ----------       -----------

        Total
        Liabilities                 2,893,417        16,426         38,800        33,333                 --         2,981,976
                                  -----------      --------       --------      --------         ----------       -----------

     Net assets
      Available for
      Plan benefits               $14,524,480      $478,251       $532,866      $181,890         $1,738,150       $17,455,637
                                  ===========      ========       ========      ========         ==========       ===========

4.   Statement of net assets available for plan benefits by investment fund
     ----------------------------------------------------------------------
     (Continued)

     As of December 31, 1996:

                                                                    Core
                                  FFEX             Money           Equity                       Participants'
                                 Common            Market          Income         Income            Notes
                                  Stock             Fund            Fund           Fund          Receivable            Total
                            -----------------  --------------  --------------  -------------  -----------------  -----------------
     Investments                $ 16,305,751       $ 526,141       $ 316,961      $ 218,950          $       --      $ 17,367,803

     Participant's
      notes receivable                    --              --              --             --           1,443,270         1,443,270

     Contributions
      Receivable                     928,624         (38,306)            754            407                  --           891,479
                                ------------       ---------       ---------      ---------          ----------      ------------

        Total Assets              17,234,375         487,835         317,715        219,357           1,443,270        19,702,552
                                ------------       ---------       ---------      ---------          ----------      ------------

     Due to related
      trust                          (80,487)             --              --             --                  --           (80,487)

     Benefits payable             (1,595,425)        (44,239)        (39,114)       (50,704)                 --        (1,729,482)
                                ------------       ---------       ---------      ---------          ----------      ------------

        Total
        Liabilities               (1,675,912)        (44,239)        (39,114)       (50,704)                 --        (1,809,969)
                                ------------       ---------       ---------      ---------          ----------      ------------

     Net assets
      available for
      plan benefits             $ 15,558,463       $ 443,596       $ 278,601      $ 168,653          $1,443,270      $ 17,892,583
                                ============       =========       =========      =========          ==========      ============

5.   Statement of changes in net assets available for plan benefits by
     -----------------------------------------------------------------
     investment fund
     ---------------

     For the Year Ended December 31, 1998

                                                          Core
                             FFEX          Money         Equity                   Participants'
                            Common        Market         Income        Income         Notes
                            Stock          Fund           Fund          Fund        Receivable       Total
                         ------------  -------------  ------------  ------------  --------------  ------------
 Dividend income         $   229,799      $      --    $   54,066     $      --      $       --   $   283,865

 Interest income               3,028         28,135            --        19,087         114,021       164,271

 Realized (loss) gain        (87,607)            --        28,784         6,801              --       416,958

 Net unrealized
  (depreciation)
  appreciation in
  market value of
  investments             (2,330,360)            --       171,457        (4,114)             --    (2,631,997)

 Employee
  contributions            1,478,865        127,323       180,715        99,464              --     1,886,367

 Employer
  contributions            1,092,765             --            --            --              --     1,092,765
                         -----------   ------------    ----------     ---------      ----------   -----------

 Total                       386,490        155,458       435,022       121,238         114,021     1,212,229

 Transfers between
  funds                     (532,530)         2,523       308,954        26,807         194,246            --

 Increase (decrease)
  in fair market
  Value of
  Plan benefits
  Payable to
  Participants               624,484        (49,876)     (113,268)      (34,595)       (246,519)      180,226
                         -----------   ------------    ----------     ---------      ----------   -----------

 Net increase                478,444        108,105       630,708       113,450          61,748     1,392,455

 Net assets available
  For plan benefits
  At beginning of
  Period                  14,524,480        478,251       532,866       181,890       1,738,150    17,455,637
                         -----------   ------------    ----------     ---------      ----------   -----------

 Net assets available
  For plan benefits
  At end of period       $15,002,924      $ 586,356    $1,163,574     $ 295,340      $1,799,898   $18,848,092
                         ===========   ============    ==========     =========      ==========   ===========

5.   Statement of changes in net assets available for plan benefits by
     -----------------------------------------------------------------
     investment fund (Continued)
     ---------------

     For the Year Ended December 31, 1997

                                                            Core
                             FFEX           Money          Equity                      Participants'
                            Common         Market          Income          Income          Notes
                             Stock          Fund            Fund            Fund         Receivable        Total
                         -------------  -------------  --------------  --------------  --------------  -------------
 Dividend income         $    224,304      $      --       $      --       $      --      $       --   $    224,304

 Interest income                2,738         25,449              --              --         109,024        137,211

 Realized gain                424,606             --          18,087          12,740              --        455,433

 Net (depreciation)
  Unrealized
  Appreciation in
  Market value of
  Investments              (1,048,866)            --          95,985           4,141              --       (948,740)

 Employee
  Contributions             1,350,825        101,527         102,146          67,295              --      1,621,793

 Employer
  Contributions             1,496,274             --              --              --              --      1,496,274
                         ------------      ---------       ---------       ---------      ----------   ------------

 Total                      2,449,881        126,976         216,218          84,176         109,024      2,986,275

 Transfers between
  Funds                      (455,753)       (48,036)        114,665          (3,385)        392,509             --

 Decrease in fair
  Market value of
  Plan benefits
  Payable to
  Participants             (3,028,111)       (44,285)        (76,618)        (67,554)       (206,653)   ( 3,423,221)
                          ------------      ---------       ---------       ---------      ----------   ------------

 Net increase              (1,033,983)        34,655         254,265          13,237         294,880       (436,946)

 Net assets available
  For plan benefits
  At beginning of
  Period                   15,558,463        443,596         278,601         168,653       1,443,270     17,892,583
                         ------------      ---------       ---------       ---------      ----------   ------------

 Net assets available
  For plan benefits
  At end of period       $ 14,524,480      $ 478,251       $ 532,866       $ 181,890      $1,738,150   $ 17,455,637
                         ============      =========       =========       =========      ==========   ============

5.   Statement of changes in net assets available for plan benefits by
     -----------------------------------------------------------------
     investment fund (Continued)
     ---------------

     For the Year Ended December 31, 1996

                                                             Core
                              FFEX           Money          Equity                    Participants'
                             Common         Market          Income         Income         Notes
                             Stock           Fund            Fund           Fund        Receivable       Total
                         --------------  -------------  --------------  ------------  --------------  ------------
 Dividend income           $   210,363       $     --       $      --     $      --      $       --   $   210,363

 Interest income                 3,049         25,414              --            --         113,789       142,252

 Realized gain                 271,816             --          56,488         2,013              --       330,317

 Net unrealized
  (depreciation)
  Appreciation in
  Market value of
  Investments                 (374,883)            --         (17,782)        1,570              --      (391,095)

 Employee
  Contributions              1,315,007         89,786          77,449        49,465              --     1,531,707

 Employer
  Contributions              1,653,869             --              --            --              --     1,653,869
                           -----------       --------       ---------     ---------      ----------   -----------

 Total                       3,079,221        115,200         116,155        53,048         113,789     3,477,413

 Transfers between
  Funds                        (74,182)         1,058          35,825         2,766          34,533            --

 Decrease in fair
  Market value of
  Plan benefits
  Payable to
  Participants                (786,884)        (4,004)        (30,291)      (15,387)        (46,774)     (883,340)
                           -----------       --------       ---------     ---------      ----------   -----------

 Net increase                2,218,155        112,254         121,689        40,427         101,548     2,594,073

 Net assets available
  For plan benefits
  At beginning of
  Period                    13,340,308        331,342         156,912       128,226       1,341,722    15,298,510
                           -----------       --------       ---------     ---------      ----------   -----------

 Net assets available
  For plan benefits
  At end of period         $15,558,463       $443,596       $ 278,601     $ 168,653      $1,443,270   $17,892,583
                           ===========       ========       =========     =========      ==========   ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


The Administrative Committee of the Savings Plan for
     Employees of Frozen Food Express Industries, Inc.:


We have audited the accompanying statements of net assets available for plan benefits of the Savings Plan for Employees of Frozen Food Express Industries, Inc. (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the FFE Transportation Services, Inc. Employee Stock Ownership Plan, as of December 31, 1998 and 1997, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules on the following pages are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules on the following pages have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ Waters, Murray & Associates
June 28, 1999

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                      ITEM 27a - SCHEDULE OF ASSETS HELD
                            FOR INVESTMENT PURPOSES

                               December 31, 1998


 (a) (b)   Identity of Issue           (c)   Description of Investment                (d)    Cost       (e)   Current Value
       -----------------------            ------------------------------                 ------------       ------------------
       Chase Bank of Texas, NA              Money Market Fund                             $   134,284           $   134,284

*      FFEX                                 1,970,458 shares common stock                  14,289,825            15,517,357

       AVESTA Trust -
        Money Market                        619,880 shares money market                       619,880               619,880

       AVESTA Trust -
        Core Equity Fund                    45,649 equity mutual fund shares                  930,101             1,210,609

       AVESTA Trust -
        Income Fund                         15,179 shares investment grade                    288,974               310,709
                                                                                          -----------           -----------
                                              bonds
                                                                                          $16,263,064           $17,792,839
                                                                                          ===========           ===========

       Participants' notes                  Interest bearing notes at
        receivable loan                       8.75% - 9.50%.                              $        --           $ 1,799,898
                                                                                          ===========           ===========


*  Party-in-interest to the plan.

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                ITEM 27a - SCHEDULE OF ASSETS ACQUIRED AND SOLD

                               December 31, 1998


(a)  Identity of Issue       (b)    Description of Investment           (c)    Cost       (d)  Proceeds
    -------------------         ----------------------------------         -----------        ----------
         FFEX                   *79,328 shares FFEX common stock             $539,832          $713,167


* These are total shares sold within the plan year, not necessarily just those shares acquired and disposed within the plan year.

  All other investment assets which were both acquired and disposed of during the plan year were interests issued by money market funds. Therefore, these transactions are excluded from this schedule in accordance with the Specific Instructions for Form 5500.

                         SAVINGS PLAN FOR EMPLOYEES OF
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                    Years Ended December 31, 1998 and 1997

                                                                          Purchases
                                                            --------------------------------------
     Identity Of                                                 Shares/                                  Market
    Party Involved                  Description                   Units                Cost               Value
------------------------  --------------------------------  ------------------  ------------------  ------------------
        1998
        ----

        FFEX              FFEX common stock                        334,546           $3,012,325          $2,634,550

       AVESTA             Money Market Fund                        175,405              175,405             175,405

       AVESTA             Core Equity Income Fund                   24,590              580,181             652,127

       AVESTA             Income Fund                                7,823              160,412             160,137

        1997
        ----

        FFEX              FFEX common stock                        306,457           $2,804,321          $2,758,113

       AVESTA             Money Market Fund                        130,643              130,643             130,643

       AVESTA             Equity Income Fund                        12,600              248,223             267,739

       AVESTA             Income Fund                                5,406              104,901             109,102